Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Marilka Vélez, Senior Vice President, Senior Director of Marketing 920-491-7518

Associated Banc-Corp Reports First Quarter 2024 Net Income Available to Common Equity of $78 Million, or $0.52 per Common Share

Results driven by balance sheet growth, margin expansion and continued execution of strategic initiatives
GREEN BAY, Wis. -- April 25, 2024 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $78 million, or $0.52 per common share, for the quarter ended March 31, 2024. These amounts compare to a loss of $94 million, or $(0.62) per common share, for the quarter ended December 31, 2023 and earnings of $100 million, or $0.66 per common share, for the quarter ended March 31, 2023.
"During the first quarter, we continued to make strong progress against our strategic plan," said President and CEO Andy Harmening. "We added talent in key areas, enhanced operational efficiency, and improved the customer experience through product and service enhancements. Here in April, our collective efforts were recognized when we were named #1 for Retail Banking Customer Satisfaction in the Upper Midwest Region by J.D. Power.1 Importantly, these efforts also contributed to the bottom line through balanced loan and deposit growth, net household growth, and expanding margins."
"As we look forward, macroeconomic question marks remain, but we feel well-positioned thanks to the stability of our markets, the resilience of our customer base, and the quarterly momentum from our initiatives. We're excited to share our progress over the remainder of the year."
First Quarter 2024 Highlights (all comparisons to Fourth Quarter 2023)
•Total period end commercial & business lending loans increased $161 million to $11.0 billion
•Total period end commercial real estate loans decreased $73 million to $7.3 billion
•Total period end consumer loans increased $190 million to $11.2 billion
•Total period end deposits increased $267 million to $33.7 billion
•Total period end core customer deposits2 increased $557 million to $28.0 billion
•Net interest income increased $4 million to $258 million
•Quarterly net interest margin increased 10 basis points to 2.79%
•Noninterest income increased $196 million to $65 million (increase primarily driven by one time items impacting 4Q 2023 results)
•Noninterest expense decreased $42 million to $198 million (decrease primarily driven by one time items impacting 4Q 2023 results)
•Provision for credit losses on loans increased $3 million to $24 million
•Net income available to common equity increased $172 million to $78 million (increase primarily driven by one time items impacting 4Q 2023 results)
1 For J.D. Power 2024 award information, visit jdpower.com/awards.
2 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
First quarter 2024 average total loans of $29.4 billion decreased 2%, or $583 million, from the prior quarter and increased 2%, or $523 million, from the same period last year. With respect to first quarter 2024 average balances by loan category:
•Commercial and business lending decreased $4 million from the prior quarter and increased $200 million from the same period last year to $10.8 billion.
•Commercial real estate lending decreased $8 million from the prior quarter and increased $139 million from the same period last year to $7.4 billion.
•Consumer lending decreased $572 million from the prior quarter and increased $184 million from the same period last year to $11.2 billion.

First quarter 2024 period end total loans of $29.5 billion increased 1%, or $278 million, from the prior quarter and increased 1%, or $287 million, from the same period last year. With respect to first quarter 2024 period end balances by loan category:
•Commercial and business lending increased $161 million from the prior quarter and increased $34 million from the same period last year to $11.0 billion.
•Commercial real estate lending decreased $73 million from the prior quarter and increased $81 million from the same period last year to $7.3 billion.
•Consumer lending increased $190 million from the prior quarter and increased $172 million from the same period last year to $11.2 billion.

In 2024, we continue to expect total loan growth of 4% to 6% on an end of period basis as compared to the year ended December 31, 2023.

Deposits
First quarter 2024 average deposits of $33.3 billion increased 3%, or $1.1 billion, from the prior quarter and increased 11%, or $3.4 billion, from the same period last year. With respect to first quarter 2024 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $289 million from the prior quarter and decreased $1.5 billion from the same period last year to $5.9 billion.
•Savings increased $66 million from the prior quarter and increased $263 million from the same period last year to $4.9 billion.
•Interest-bearing demand deposits increased $334 million from the prior quarter and increased $676 million from the same period last year to $7.5 billion.
•Money market deposits decreased $5 million from the prior quarter and decreased $1.4 billion from the same period last year to $6.1 billion.
•Total time deposits increased $934 million from the prior quarter and increased $4.8 billion from the same period last year to $7.2 billion.

•Network transaction deposits increased $35 million from the prior quarter and increased $505 million from the same period last year to $1.7 billion.

First quarter 2024 period end deposits of $33.7 billion increased 1%, or $267 million, from the prior quarter and increased 11%, or $3.4 billion, from the same period last year. With respect to first quarter 2024 period end balances by deposit category:
•Noninterest-bearing demand deposits increased $134 million from the prior quarter and decreased $1.1 billion from the same period last year to $6.3 billion.
•Savings increased $289 million from the prior quarter and increased $394 million from the same period last year to $5.1 billion.
•Interest-bearing demand deposits decreased $97 million from the prior quarter and increased $1.8 billion from the same period last year to $8.7 billion.
•Money market deposits increased $391 million from the prior quarter and decreased $1.6 billion from the same period last year to $6.7 billion.
•Total time deposits decreased $450 million from the prior quarter and increased $3.9 billion from the same period last year to $6.9 billion.
•Network transaction deposits (included in money market and interest-bearing demand deposits) increased $227 million from the prior quarter and increased $519 million from the same period last year to $1.8 billion.

In 2024, we continue to expect core customer deposit growth of 3% to 5% on an end of period basis as compared to the year ended December 31, 2023.

Net Interest Income and Net Interest Margin
First quarter 2024 net interest income of $258 million increased $4 million, or 2%, from the prior quarter and decreased $16 million, or 6%, from the same period last year. The net interest margin increased to 2.79%, reflecting a 10 basis point increase from the prior quarter and a 28 basis point decrease from the same period last year.
•The average yield on total loans for the first quarter of 2024 increased 14 basis points from the prior quarter and increased 73 basis points from the same period last year to 6.22%.
•The average cost of total interest-bearing liabilities for the first quarter of 2024 remained flat compared to the prior quarter and increased 107 basis points from the same period last year to 3.55%.
•The net free funds benefit for the first quarter of 2024 decreased 3 basis points from the prior quarter and increased 9 basis points from the same period last year to 0.70%.
We continue to expect total net interest income growth of 2% to 4% in 2024.

Noninterest Income
First quarter 2024 total noninterest income of $65 million increased $196 million from the prior quarter (with the increase driven primarily by one time items impacting prior quarter results) and increased $3 million, or 5%, from the same period last year. With respect to first quarter 2024 noninterest income line items:

•Wealth management fees increased $1 million from the prior quarter and increased $2 million from the same period last year.
•Service charges and deposit account fees increased $2 million from the prior quarter and decreased $1 million from the same period last year.
•Capital markets, net decreased $5 million from the prior quarter and decreased $1 million from the same period last year.
•Investment securities gains (losses), net increased $63 million from the prior quarter and increased $4 million from the same period last year, driven primarily by a $65 million net loss on a sale of investments associated with a balance sheet repositioning recognized in the fourth quarter of 2023 and a $4 million gain on sale of Visa B shares recognized in the first quarter of 2024. As of March 31, 2024, we had no Visa B shares remaining.

After adjusting to exclude the impact of the mortgage and investment securities sales announced during the fourth quarter of 2023, we continue to expect total noninterest income to decrease by 0% to 2% in 2024.

Noninterest Expense
First quarter 2024 total noninterest expense of $198 million decreased $42 million, or 17%, from the prior quarter (with the decrease driven primarily by one time items impacting prior quarter results) and increased $10 million, or 5%, from the same period last year as we continued to invest in our strategic initiatives. With respect to first quarter 2024 noninterest expense line items:
•Personnel expense decreased $1 million from the prior quarter and increased $3 million from the same period last year.
•Technology expense decreased $2 million from the prior quarter and increased $3 million from the same period last year.
•FDIC assessment expense decreased $28 million from the prior quarter and increased $7 million from the same period last year. These results were driven primarily by a $31 million special assessment recognized in the fourth quarter of 2023 and an $8 million special assessment recognized in the first quarter of 2024.

After adjusting to exclude the impact of the $31 million FDIC special assessment finalized during the fourth quarter of 2023 and the $8 million FDIC special assessment finalized during the first quarter of 2024, we expect total noninterest expense to grow by 2% to 3% in 2024.

Taxes
The first quarter 2024 tax expense was $20 million compared to $47 million of tax benefit in the prior quarter and $27 million of tax expense in the same period last year. The effective tax rate for the first quarter of 2024 was 19.8% compared to an effective tax rate of 20.9% in the same period last year.
In 2024, we continue to expect the annual effective tax rate to be between 19% and 21%, assuming no change in the corporate tax rate.

Credit
The first quarter 2024 provision for credit losses on loans was $24 million, compared to a provision of $21 million in the prior quarter and a provision of $18 million in the same period last year. With respect to first quarter 2024 credit quality:
•Nonaccrual loans of $178 million increased $29 million from the prior quarter and increased $61 million from the same period last year. The nonaccrual loans to total loans ratio was 0.60% in the first quarter, up from 0.51% in the prior quarter and up from 0.40% in the same period last year.
•First quarter 2024 net charge offs of $22 million increased compared to net charge offs of $16 million in the prior quarter and increased compared to net charge offs of $3 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $388 million increased $2 million compared to the prior quarter and increased $22 million compared to the same period last year. The ACLL to total loans ratio was 1.31% in the first quarter, down from 1.32% in the prior quarter and up from 1.25% in the same period last year.

In 2024, we continue to expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.43% at March 31, 2024. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FIRST QUARTER 2024 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 25, 2024. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp first quarter 2024 earnings call. The first quarter 2024 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $41 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from nearly 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	March 31, 2024	December 31, 2023	Seql Qtr $ Change	September 30, 2023	June 30, 2023	March 31, 2023	Comp Qtr $ Change
Assets
Cash and due from banks	$429,859	$484,384	$(54,525)	$388,694	$407,620	$311,269	$118,590
Interest-bearing deposits in other financial institutions	420,114	425,089	(4,975)	323,130	190,881	511,116	(91,002)
Federal funds sold and securities purchased under agreements to resell	1,610	14,350	(12,740)	965	31,160	455	1,155
Investment securities available for sale, at fair value	3,724,148	3,600,892	123,256	3,491,679	3,504,777	3,381,607	342,541
Investment securities held to maturity, net, at amortized cost	3,832,967	3,860,160	(27,193)	3,900,415	3,938,877	3,967,058	(134,091)
Equity securities	19,571	41,651	(22,080)	35,937	30,883	30,514	(10,943)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	173,968	229,171	(55,203)	268,698	271,637	331,420	(157,452)
Residential loans held for sale	52,414	33,011	19,403	54,790	38,083	35,742	16,672
Commercial loans held for sale	—	90,303	(90,303)	—	15,000	33,490	(33,490)
Loans	29,494,263	29,216,218	278,045	30,193,187	29,848,904	29,207,072	287,191
Allowance for loan losses	(356,006)	(351,094)	(4,912)	(345,795)	(338,750)	(326,432)	(29,574)
Loans, net	29,138,257	28,865,124	273,133	29,847,392	29,510,153	28,880,640	257,617
Tax credit and other investments	255,252	258,067	(2,815)	256,905	263,583	269,269	(14,017)
Premises and equipment, net	367,618	372,978	(5,360)	373,017	374,866	375,540	(7,922)
Bank and corporate owned life insurance	685,089	682,649	2,440	679,775	678,578	677,328	7,761
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	38,268	40,471	(2,203)	42,674	44,877	47,079	(8,811)
Mortgage servicing rights, net	85,226	84,390	836	89,131	80,449	74,479	10,747
Interest receivable	167,092	169,569	(2,477)	171,119	159,185	152,404	14,688
Other assets	640,638	658,604	(17,966)	608,068	573,870	518,115	122,523
Total assets	$41,137,084	$41,015,855	$121,229	$41,637,381	$41,219,473	$40,702,519	$434,565
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$6,254,135	$6,119,956	$134,179	$6,422,994	$6,565,666	$7,328,689	$(1,074,554)
Interest-bearing deposits	27,459,023	27,326,093	132,930	25,700,332	25,448,743	23,003,134	4,455,889
Total deposits	33,713,158	33,446,049	267,109	32,123,326	32,014,409	30,331,824	3,381,334
Short-term funding	765,671	326,780	438,891	451,644	341,253	226,608	539,063
FHLB advances	1,333,411	1,940,194	(606,783)	3,733,041	3,630,747	4,986,138	(3,652,727)
Other long-term funding	536,055	541,269	(5,214)	529,459	534,273	544,103	(8,048)
Allowance for unfunded commitments	31,776	34,776	(3,000)	34,776	38,276	39,776	(8,000)
Accrued expenses and other liabilities	588,341	552,814	35,527	637,491	537,640	448,407	139,934
Total liabilities	36,968,412	36,841,882	126,530	37,509,738	37,096,599	36,576,856	391,556
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	3,974,561	3,979,861	(5,300)	3,933,531	3,928,762	3,931,551	43,010
Total stockholders’ equity	4,168,673	4,173,973	(5,300)	4,127,643	4,122,874	4,125,663	43,010
Total liabilities and stockholders’ equity	$41,137,084	$41,015,855	$121,229	$41,637,381	$41,219,473	$40,702,519	$434,565
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	1Q24	4Q23	$ Change	% Change	3Q23	2Q23	1Q23	$ Change	% Change
Interest income
Interest and fees on loans	$454,472	$457,868	$(3,396)	(1)%	$447,912	$423,307	$391,320	$63,152	16%
Interest and dividends on investment securities
Taxable	46,548	41,809	4,739	11%	38,210	35,845	30,142	16,406	54%
Tax-exempt	14,774	15,273	(499)	(3)%	15,941	15,994	16,025	(1,251)	(8)%
Other interest	7,595	10,418	(2,823)	(27)%	6,575	6,086	5,329	2,266	43%
Total interest income	523,388	525,367	(1,979)	—%	508,637	481,231	442,817	80,571	18%
Interest expense
Interest on deposits	226,231	208,875	17,356	8%	193,131	162,196	109,422	116,809	107%
Interest on federal funds purchased and securities sold under agreements to repurchase	2,863	3,734	(871)	(23)%	3,100	2,261	3,143	(280)	(9)%
Interest on other short-term funding	4,708	—	4,708	N/M	—	—	—	4,708	N/M
Interest on FHLB advances	21,671	49,171	(27,500)	(56)%	48,143	49,261	49,960	(28,289)	(57)%
Interest on long-term funding	10,058	10,185	(127)	(1)%	10,019	9,596	6,281	3,777	60%
Total interest expense	265,530	271,965	(6,435)	(2)%	254,394	223,314	168,807	96,723	57%
Net interest income	257,858	253,403	4,455	2%	254,244	257,917	274,010	(16,152)	(6)%
Provision for credit losses	24,001	21,007	2,994	14%	21,943	22,100	17,971	6,030	34%
Net interest income after provision for credit losses	233,857	232,395	1,462	1%	232,301	235,817	256,039	(22,182)	(9)%
Noninterest income
Wealth management fees	21,694	21,003	691	3%	20,828	20,483	20,189	1,505	7%
Service charges and deposit account fees	12,439	10,815	1,624	15%	12,864	12,372	12,994	(555)	(4)%
Card-based fees	11,267	11,528	(261)	(2)%	11,510	11,396	10,586	681	6%
Other fee-based revenue	4,402	4,019	383	10%	4,509	4,465	4,276	126	3%
Capital markets, net	4,050	9,106	(5,056)	(56)%	5,368	5,093	5,083	(1,033)	(20)%
Mortgage banking, net	2,662	1,615	1,047	65%	6,501	7,768	3,545	(883)	(25)%
Loss on mortgage portfolio sale	—	(136,239)	136,239	(100)%	—	—	—	—	N/M
Bank and corporate owned life insurance	2,570	3,383	(813)	(24)%	2,047	2,172	2,664	(94)	(4)%
Asset gains (losses), net	(306)	(136)	(170)	125%	625	(299)	263	(569)	N/M
Investment securities gains (losses), net	3,879	(58,958)	62,837	N/M	(11)	14	51	3,828	N/M
Other	2,327	2,850	(523)	(18)%	2,339	2,080	2,422	(95)	(4)%
Total noninterest income (loss)	64,985	(131,013)	195,998	N/M	66,579	65,543	62,073	2,912	5%
Noninterest expense
Personnel	119,395	120,686	(1,291)	(1)%	117,159	114,089	116,420	2,975	3%
Technology	26,200	28,027	(1,827)	(7)%	26,172	24,220	23,598	2,602	11%
Occupancy	13,633	14,429	(796)	(6)%	14,125	13,587	15,063	(1,430)	(9)%
Business development and advertising	6,517	8,350	(1,833)	(22)%	7,100	7,106	5,849	668	11%
Equipment	4,599	4,742	(143)	(3)%	5,016	4,975	4,930	(331)	(7)%
Legal and professional	4,672	6,762	(2,090)	(31)%	4,461	4,831	3,857	815	21%
Loan and foreclosure costs	1,979	585	1,394	N/M	2,049	1,635	1,138	841	74%
FDIC assessment	13,946	41,497	(27,551)	(66)%	9,150	9,550	6,875	7,071	103%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Other	4,513	12,110	(7,597)	(63)%	8,771	8,476	7,479	(2,966)	(40)%
Total noninterest expense	197,657	239,391	(41,734)	(17)%	196,205	190,673	187,412	10,245	5%
Income (loss) before income taxes	101,185	(138,009)	239,194	N/M	102,674	110,687	130,700	(29,515)	(23)%
Income tax expense (benefit)	20,016	(47,202)	67,218	N/M	19,426	23,533	27,340	(7,324)	(27)%
Net income (loss)	81,169	(90,806)	171,975	N/M	83,248	87,154	103,360	(22,191)	(21)%
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875	—	—%
Net income (loss) available to common equity	$78,294	$(93,681)	$171,975	N/M	$80,373	$84,279	$100,485	$(22,191)	(22)%
Earnings (loss) per common share
Basic	$0.52	$(0.63)	$1.15	N/M	$0.53	$0.56	$0.67	$(0.15)	(22)%
Diluted	$0.52	$(0.62)	$1.14	N/M	$0.53	$0.56	$0.66	$(0.14)	(21)%
Average common shares outstanding
Basic	149,855	150,085	(230)	—%	150,035	149,986	149,763	92	—%
Diluted	151,292	151,007	285	—%	151,014	150,870	151,128	164	—%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	1Q24	4Q23	3Q23	2Q23	1Q23
Per common share data
Dividends	$0.22	$0.22	$0.21	$0.21	$0.21
Market value:
High	22.00	21.79	19.21	18.45	24.18
Low	19.73	15.45	16.22	14.48	17.66
Close	21.51	21.39	17.11	16.23	17.98
Book value / share	26.37	26.35	26.06	26.03	26.06
Tangible book value / share	18.78	18.77	18.46	18.41	18.42
Performance ratios (annualized)
Return on average assets	0.80%	(0.87)%	0.80%	0.86%	1.06%
Noninterest expense / average assets	1.95%	2.30%	1.90%	1.89%	1.92%
Effective tax rate	19.78%	N/M	18.92%	21.26%	20.92%
Dividend payout ratio(a)	42.31%	N/M	39.62%	37.50%	31.34%
Net interest margin	2.79%	2.69%	2.71%	2.80%	3.07%
Selected trend information
Average full time equivalent employees(b)	4,070	4,130	4,220	4,227	4,219
Branch count	188	196	202	202	202
Assets under management, at market value(c)	$14,171	$13,545	$12,543	$12,995	$12,412
Mortgage loans originated for sale during period	$105	$112	$115	$99	$69
Mortgage loan settlements during period(d)	$91	$957	$103	$97	$55
Mortgage portfolio loans transferred to held for sale during period(d)	$—	$969	$—	$—	$—
Mortgage portfolio serviced for others(d)	$6,349	$7,364	$6,452	$6,525	$6,612
Mortgage servicing rights, net / mortgage portfolio serviced for others(d)	1.34%	1.15%	1.38%	1.23%	1.13%
Shares repurchased during period(e)	900	—	—	—	—
Shares outstanding, end of period	150,739	151,037	150,951	150,919	150,886
Selected quarterly ratios
Loans / deposits	87.49%	87.35%	93.99%	93.24%	96.29%
Stockholders’ equity / assets	10.13%	10.18%	9.91%	10.00%	10.14%
Risk-based capital(f)(g)
Total risk-weighted assets	$32,753	$32,733	$33,497	$33,144	$32,646
Common equity Tier 1	$3,088	$3,075	$3,197	$3,143	$3,086
Common equity Tier 1 capital ratio	9.43%	9.39%	9.55%	9.48%	9.45%
Tier 1 capital ratio	10.02%	9.99%	10.12%	10.07%	10.05%
Total capital ratio	12.08%	12.21%	12.25%	12.22%	12.22%
Tier 1 leverage ratio	8.21%	8.06%	8.42%	8.40%	8.46%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)During the fourth quarter of 2023, the Corporation transferred $969 million of residential mortgages into held for sale and subsequently sold them for $844 million. After sale, the servicing was retained for a short period until full servicing was transferred to the purchaser in January 2024.
(e)Does not include repurchases related to tax withholding on equity compensation.
(f)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(g)March 31, 2024 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Seql Qtr % Change	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$351,094	$345,795	2%	$338,750	$326,432	$312,720	12%
Provision for loan losses	27,000	21,000	29%	25,500	23,500	17,000	59%
Charge offs	(24,018)	(17,878)	34%	(20,535)	(14,855)	(5,501)	N/M
Recoveries	1,930	2,177	(11)%	2,079	3,674	2,212	(13)%
Net (charge offs) recoveries	(22,088)	(15,701)	41%	(18,455)	(11,181)	(3,289)	N/M
Balance at end of period	$356,006	$351,094	1%	$345,795	$338,750	$326,432	9%
Allowance for unfunded commitments
Balance at beginning of period	$34,776	$34,776	—%	$38,276	$39,776	$38,776	(10)%
Provision for unfunded commitments	(3,000)	—	N/M	(3,500)	(1,500)	1,000	N/M
Balance at end of period	$31,776	$34,776	(9)%	$34,776	$38,276	$39,776	(20)%
Allowance for credit losses on loans (ACLL)	$387,782	$385,870	—%	$380,571	$377,027	$366,208	6%
Provision for credit losses on loans	$24,000	$21,000	14%	$22,000	$22,000	$18,000	33%
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Seql Qtr % Change	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(18,638)	$(13,178)	41%	$(16,558)	$(11,177)	$(1,759)	N/M
Commercial real estate—owner occupied	2	(22)	N/M	2	3	3	(33)%
Commercial and business lending	(18,636)	(13,200)	41%	(16,556)	(11,174)	(1,756)	N/M
Commercial real estate—investor	—	216	(100)%	272	2,276	—	N/M
Real estate construction	30	38	(21)%	18	(18)	18	67%
Commercial real estate lending	30	253	(88)%	290	2,257	18	67%
Total commercial	(18,606)	(12,947)	44%	(16,266)	(8,917)	(1,738)	N/M
Residential mortgage	(62)	(53)	17%	(22)	(283)	(53)	17%
Auto finance	(2,094)	(1,436)	46%	(1,269)	(1,048)	(957)	119%
Home equity	211	185	14%	128	183	340	(38)%
Other consumer	(1,537)	(1,450)	6%	(1,027)	(1,117)	(881)	74%
Total consumer	(3,482)	(2,754)	26%	(2,189)	(2,264)	(1,550)	125%
Total net (charge offs) recoveries	$(22,088)	$(15,701)	41%	$(18,455)	$(11,181)	$(3,289)	N/M
(In basis points)	Mar 31, 2024	Dec 31, 2023		Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(77)	(54)		(66)	(46)	(7)
Commercial real estate—owner occupied	—	(1)		—	—	—
Commercial and business lending	(69)	(48)		(60)	(41)	(7)
Commercial real estate—investor	—	2		2	18	—
Real estate construction	1	1		—	—	—
Commercial real estate lending	—	1		2	12	—
Total commercial	(41)	(28)		(35)	(20)	(4)
Residential mortgage	—	—		—	(1)	—
Auto finance	(35)	(27)		(27)	(25)	(26)
Home equity	14	12		8	12	22
Other consumer	(232)	(208)		(148)	(163)	(125)
Total consumer	(13)	(9)		(7)	(8)	(6)
Total net (charge offs) recoveries	(30)	(21)		(25)	(15)	(5)
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Seql Qtr % Change	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Comp Qtr % Change
Credit quality
Nonaccrual loans	$178,346	$148,997	20%	$168,558	$131,278	$117,569	52%
Other real estate owned (OREO)	8,437	10,506	(20)%	8,452	7,575	15,184	(44)%
Repossessed assets	1,241	919	35%	658	348	92	N/M
Total nonperforming assets	$188,025	$160,421	17%	$177,668	$139,201	$132,845	42%
Loans 90 or more days past due and still accruing	$2,417	$21,689	(89)%	$2,156	$1,726	$1,703	42%
Allowance for credit losses on loans to total loans	1.31%	1.32%		1.26%	1.26%	1.25%
Allowance for credit losses on loans to nonaccrual loans	217.43%	258.98%		225.78%	287.20%	311.48%
Nonaccrual loans to total loans	0.60%	0.51%		0.56%	0.44%	0.40%
Nonperforming assets to total loans plus OREO and repossessed assets	0.64%	0.55%		0.59%	0.47%	0.45%
Nonperforming assets to total assets	0.46%	0.39%		0.43%	0.34%	0.33%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	0.30%	0.16%		0.15%	0.10%	0.05%

Associated Banc-Corp Selected Asset Quality Information (continued)
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Seql Qtr % Change	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$72,243	$62,022	16%	$74,812	$34,907	$22,735	N/M
Commercial real estate—owner occupied	2,090	1,394	50%	3,936	1,444	1,478	41%
Commercial and business lending	74,333	63,416	17%	78,748	36,352	24,213	N/M
Commercial real estate—investor	18,697	—	N/M	10,882	22,068	25,122	(26)%
Real estate construction	18	6	200%	103	125	178	(90)%
Commercial real estate lending	18,715	6	N/M	10,985	22,193	25,300	(26)%
Total commercial	93,047	63,422	47%	89,732	58,544	49,513	88%
Residential mortgage	69,954	71,142	(2)%	66,153	61,718	58,274	20%
Auto finance	7,158	5,797	23%	4,533	3,065	2,436	194%
Home equity	8,100	8,508	(5)%	7,917	7,788	7,246	12%
Other consumer	87	128	(32)%	222	163	100	(13)%
Total consumer	85,299	85,574	—%	78,826	72,733	68,056	25%
Total nonaccrual loans	$178,346	$148,997	20%	$168,558	$131,278	$117,569	52%
	Mar 31, 2024	Dec 31, 2023	Seql Qtr % Change	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$377	$306	23%	$234	$168	$47	N/M
Commercial and business lending	377	306	23%	234	168	47	N/M
Commercial real estate—investor	—	—	N/M	—	—	—	N/M
Real estate construction	—	—	N/M	—	—	—	N/M
Commercial real estate lending	—	—	N/M	—	—	—	N/M
Total commercial	377	306	23%	234	168	47	N/M
Residential mortgage	345	405	(15)%	207	126	126	174%
Auto finance	66	255	(74)%	169	80	61	8%
Home equity	182	305	(40)%	236	78	31	N/M
Other consumer	1,487	1,449	3%	1,243	988	498	199%
Total consumer	2,080	2,414	(14)%	1,855	1,271	716	191%
Total restructured loans (accruing)	$2,457	$2,719	(10)%	$2,089	$1,439	$763	N/M
Nonaccrual restructured loans (included in nonaccrual loans)	$1,141	$805	42%	$961	$796	$341	N/M
	Mar 31, 2024	Dec 31, 2023	Seql Qtr % Change	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$521	$5,565	(91)%	$1,507	$12,005	$4,239	(88)%
Commercial real estate—owner occupied	—	358	(100)%	1,877	1,484	2,955	(100)%
Commercial and business lending	521	5,923	(91)%	3,384	13,489	7,195	(93)%
Commercial real estate—investor	19,164	18,697	2%	10,121	—	—	N/M
Real estate construction	1,260	—	N/M	10	76	—	N/M
Commercial real estate lending	20,424	18,697	9%	10,131	76	—	N/M
Total commercial	20,945	24,619	(15)%	13,515	13,565	7,195	191%
Residential mortgage	9,903	13,446	(26)%	11,652	8,961	7,626	30%
Auto finance	12,521	17,386	(28)%	16,688	11,429	8,640	45%
Home equity	2,819	4,208	(33)%	3,687	4,030	4,113	(31)%
Other consumer	2,260	2,166	4%	1,880	2,025	1,723	31%
Total consumer	27,503	37,205	(26)%	33,908	26,444	22,102	24%
Total accruing loans 30-89 days past due	$48,448	$61,825	(22)%	$47,422	$40,008	$29,297	65%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Based on ASU 2022-02 which was adopted prospectively in 1Q23.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$10,816,255	$194,090	7.22%	$10,820,214	$193,808	7.11%	$10,616,026	$167,174	6.39%
Commercial real estate lending	7,389,962	138,850	7.56%	7,397,809	138,437	7.42%	7,251,193	119,087	6.66%
Total commercial	18,206,217	332,940	7.35%	18,218,024	332,245	7.24%	17,867,219	286,262	6.50%
Residential mortgage	7,896,956	68,787	3.48%	8,691,258	76,035	3.50%	8,584,528	70,711	3.30%
Auto finance	2,373,720	32,603	5.52%	2,138,536	29,221	5.42%	1,490,115	16,458	4.48%
Other retail	892,128	20,661	9.28%	904,618	21,026	9.27%	903,956	18,494	8.23%
Total loans	29,369,022	454,991	6.22%	29,952,435	458,527	6.08%	28,845,818	391,925	5.49%
Investment securities
Taxable	5,517,023	46,727	3.39%	5,344,578	41,809	3.13%	4,912,416	30,142	2.45%
Tax-exempt(a)	2,133,352	18,024	3.38%	2,209,662	19,244	3.48%	2,329,519	20,192	3.47%
Other short-term investments	576,782	8,311	5.80%	767,256	10,418	5.39%	493,061	5,329	4.37%
Investments and other	8,227,158	73,062	3.55%	8,321,495	71,471	3.43%	7,734,996	55,664	2.88%
Total earning assets	37,596,179	$528,053	5.64%	38,273,931	$529,998	5.51%	36,580,814	$447,589	4.94%
Other assets, net	3,173,027			3,056,772			3,026,251
Total assets	$40,769,206			$41,330,703			$39,607,065
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,928,031	$21,747	1.77%	$4,861,913	$20,334	1.66%	$4,664,624	$9,859	0.86%
Interest-bearing demand	7,490,119	49,990	2.68%	7,156,151	47,277	2.62%	6,814,487	29,918	1.78%
Money market	6,116,604	47,306	3.11%	6,121,105	47,110	3.05%	7,536,393	41,637	2.24%
Network transaction deposits	1,651,937	22,205	5.41%	1,616,719	22,034	5.41%	1,147,089	12,825	4.53%
Time deposits	7,198,315	84,983	4.75%	6,264,621	72,121	4.57%	2,362,260	15,182	2.61%
Total interest-bearing deposits	27,385,005	226,231	3.32%	26,020,510	208,875	3.18%	22,524,853	109,422	1.97%
Federal funds purchased and securities sold under agreements to repurchase	263,979	2,863	4.36%	347,204	3,734	4.27%	429,780	3,143	2.97%
Other short-term funding	449,999	5,603	5.01%	—	—	—%	17,339	—	0.01%
FHLB advances	1,540,247	21,671	5.66%	3,467,433	49,171	5.63%	4,254,532	49,960	4.76%
Long-term funding	539,106	10,058	7.46%	531,155	10,185	7.67%	408,175	6,281	6.16%
Total short and long-term funding	2,793,331	40,194	5.78%	4,345,793	63,090	5.77%	5,109,826	59,384	4.71%
Total interest-bearing liabilities	30,178,337	$266,425	3.55%	30,366,302	$271,965	3.55%	27,634,679	$168,807	2.48%
Noninterest-bearing demand deposits	5,882,052			6,171,240			7,340,219
Other liabilities	527,437			672,597			570,166
Stockholders’ equity	4,181,381			4,120,564			4,062,001
Total liabilities and stockholders’ equity	$40,769,206			$41,330,703			$39,607,065
Interest rate spread			2.09%			1.96%			2.46%
Net free funds			0.70%			0.73%			0.61%
Fully tax-equivalent net interest income and net interest margin		$261,628	2.79%		$258,033	2.69%		$278,782	3.07%
Fully tax-equivalent adjustment		3,770			4,630			4,772
Net interest income		$257,858			$253,403			$274,010
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Mar 31, 2024	Dec 31, 2023	Seql Qtr % Change	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Comp Qtr % Change
Commercial and industrial	$9,858,329	$9,731,555	1%	$10,099,068	$10,055,487	$9,869,781	—%
Commercial real estate—owner occupied	1,095,894	1,061,700	3%	1,054,969	1,058,237	1,050,236	4%
Commercial and business lending	10,954,223	10,793,255	1%	11,154,037	11,113,724	10,920,017	—%
Commercial real estate—investor	5,035,195	5,124,245	(2)%	5,218,980	5,312,928	5,094,249	(1)%
Real estate construction	2,287,041	2,271,398	1%	2,130,719	2,009,060	2,147,070	7%
Commercial real estate lending	7,322,237	7,395,644	(1)%	7,349,699	7,321,988	7,241,318	1%
Total commercial	18,276,460	18,188,898	—%	18,503,736	18,435,711	18,161,335	1%
Residential mortgage	7,868,180	7,864,891	—%	8,782,645	8,746,345	8,605,164	(9)%
Auto finance	2,471,257	2,256,162	10%	2,007,164	1,777,974	1,551,538	59%
Home equity	619,764	628,526	(1)%	623,650	615,506	609,787	2%
Other consumer	258,603	277,740	(7)%	275,993	273,367	279,248	(7)%
Total consumer	11,217,802	11,027,319	2%	11,689,451	11,413,193	11,045,737	2%
Total loans	$29,494,263	$29,216,218	1%	$30,193,187	$29,848,904	$29,207,072	1%
Period end deposit and customer funding composition	Mar 31, 2024	Dec 31, 2023	Seql Qtr % Change	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Comp Qtr % Change
Noninterest-bearing demand	$6,254,135	$6,119,956	2%	$6,422,994	$6,565,666	$7,328,689	(15)%
Savings	5,124,639	4,835,701	6%	4,836,735	4,777,415	4,730,472	8%
Interest-bearing demand	8,747,127	8,843,967	(1)%	7,528,154	7,037,959	6,977,121	25%
Money market	6,721,674	6,330,453	6%	7,268,506	7,521,930	8,357,625	(20)%
Brokered CDs	3,931,230	4,447,479	(12)%	3,351,399	3,818,325	1,185,565	N/M
Other time deposits	2,934,352	2,868,494	2%	2,715,538	2,293,114	1,752,351	67%
Total deposits	33,713,158	33,446,049	1%	32,123,326	32,014,409	30,331,824	11%
Other customer funding(a)	90,536	106,620	(15)%	151,644	170,873	226,258	(60)%
Total deposits and other customer funding	$33,803,694	$33,552,669	1%	$32,274,971	$32,185,282	$30,558,081	11%
Network transaction deposits(b)	$1,792,820	$1,566,139	14%	$1,649,389	$1,600,619	$1,273,420	41%
Net deposits and other customer funding(c)	$28,079,644	$27,539,051	2%	$27,274,183	$26,766,338	$28,099,096	—%
Quarter average loan composition	Mar 31, 2024	Dec 31, 2023	Seql Qtr % Change	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Comp Qtr % Change
Commercial and industrial	$9,729,718	$9,768,803	—%	$9,927,271	$9,831,956	$9,600,838	1%
Commercial real estate—owner occupied	1,086,537	1,051,412	3%	1,058,313	1,067,381	1,015,187	7%
Commercial and business lending	10,816,255	10,820,214	—%	10,985,584	10,899,337	10,616,026	2%
Commercial real estate—investor	5,041,518	5,156,528	(2)%	5,205,626	5,206,430	5,093,122	(1)%
Real estate construction	2,348,444	2,241,281	5%	2,107,018	2,088,937	2,158,072	9%
Commercial real estate lending	7,389,962	7,397,809	—%	7,312,645	7,295,367	7,251,193	2%
Total commercial	18,206,217	18,218,024	—%	18,298,229	18,194,703	17,867,219	2%
Residential mortgage	7,896,956	8,691,258	(9)%	8,807,157	8,701,496	8,584,528	(8)%
Auto finance	2,373,720	2,138,536	11%	1,884,540	1,654,523	1,490,115	59%
Home equity	625,686	627,736	—%	619,423	612,045	618,724	1%
Other consumer	266,443	276,881	(4)%	275,262	275,530	285,232	(7)%
Total consumer	11,162,805	11,734,412	(5)%	11,586,382	11,243,594	10,978,599	2%
Total loans(d)	$29,369,022	$29,952,435	(2)%	$29,884,611	$29,438,297	$28,845,818	2%
Quarter average deposit composition	Mar 31, 2024	Dec 31, 2023	Seql Qtr % Change	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Comp Qtr % Change
Noninterest-bearing demand	$5,882,052	$6,171,240	(5)%	$6,318,781	$6,669,787	$7,340,219	(20)%
Savings	4,928,031	4,861,913	1%	4,814,499	4,749,808	4,664,624	6%
Interest-bearing demand	7,490,119	7,156,151	5%	6,979,071	6,663,775	6,814,487	10%
Money market	6,116,604	6,121,105	—%	6,294,083	6,743,810	7,536,393	(19)%
Network transaction deposits	1,651,937	1,616,719	2%	1,639,619	1,468,006	1,147,089	44%
Brokered CDs	4,268,881	3,470,516	23%	3,428,711	3,001,775	810,889	N/M
Other time deposits	2,929,434	2,794,105	5%	2,527,030	1,984,174	1,551,371	89%
Total deposits	33,267,057	32,191,750	3%	32,001,794	31,281,134	29,865,072	11%
Other customer funding(a)	101,483	127,252	(20)%	164,289	196,051	245,349	(59)%
Total deposits and other customer funding	$33,368,540	$32,319,002	3%	$32,166,082	$31,477,186	$30,110,421	11%
Net deposits and other customer funding(c)	$27,447,723	$27,231,767	1%	$27,097,752	$27,007,405	$28,152,443	(3)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes repurchase agreements and commercial paper.
(b) Included above in interest-bearing demand and money market.
(c) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits.
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions, except per share data)	1Q24	4Q23	3Q23	2Q23	1Q23
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets	7.08%	7.11%	6.88%	6.94%	7.03%
Return on average equity	7.81%	(8.74)%	7.99%	8.47%	10.32%
Return on average tangible common equity	11.31%	(13.13)%	11.67%	12.38%	15.26%
Return on average common equity Tier 1	10.27%	(11.85)%	10.08%	10.88%	13.38%
Return on average tangible assets	0.84%	(0.88)%	0.84%	0.90%	1.11%
Average stockholders' equity / average assets	10.26%	9.97%	10.06%	10.18%	10.26%
Tangible common equity reconciliation(a)
Common equity	$3,975	$3,980	$3,934	$3,929	$3,932
Goodwill and other intangible assets, net	(1,143)	(1,145)	(1,148)	(1,150)	(1,152)
Tangible common equity	$2,831	$2,834	$2,786	$2,779	$2,779
Tangible assets reconciliation(a)
Total assets	$41,137	$41,016	$41,637	$41,219	$40,703
Goodwill and other intangible assets, net	(1,143)	(1,145)	(1,148)	(1,150)	(1,152)
Tangible assets	$39,994	$39,870	$40,490	$40,070	$39,550
Average tangible common equity and average common equity Tier 1 reconciliation(a)
Common equity	$3,987	$3,926	$3,938	$3,935	$3,868
Goodwill and other intangible assets, net	(1,145)	(1,147)	(1,149)	(1,151)	(1,153)
Tangible common equity	2,843	2,780	2,789	2,784	2,715
Modified CECL transitional amount	22	45	45	45	45
Accumulated other comprehensive loss	188	286	302	252	259
Deferred tax assets, net	12	27	28	28	28
Average common equity Tier 1	$3,065	$3,138	$3,164	$3,108	$3,047
Average tangible assets reconciliation(a)
Total assets	$40,769	$41,331	$41,076	$40,558	$39,607
Goodwill and other intangible assets, net	(1,145)	(1,147)	(1,149)	(1,151)	(1,153)
Tangible assets	$39,625	$40,184	$39,927	$39,407	$38,454
Adjusted net income reconciliation(b)
Net income	$81	$(91)	$83	$87	$103
Other intangible amortization, net of tax	2	2	2	2	2
Adjusted net income	$83	$(89)	$85	$89	$105
Adjusted net income available to common equity reconciliation(b)
Net income available to common equity	$78	$(94)	$80	$84	$100
Other intangible amortization, net of tax	2	2	2	2	2
Adjusted net income available to common equity	$80	$(92)	$82	$86	$102
Selected trend information(d)
Wealth management fees	$22	$21	$21	$20	$20
Service charges and deposit account fees	12	11	13	12	13
Card-based fees	11	12	12	11	11
Other fee-based revenue	4	4	5	4	4
Fee-based revenue	50	47	50	49	48
Other	15	(178)	17	17	14
Total noninterest income	$65	$(131)	$67	$66	$62
Pre-tax pre-provision income(e)
Income before income taxes	$101	$(138)	$103	$111	$131
Provision for credit losses	24	21	22	22	18
Pre-tax pre-provision income	$125	$(117)	$125	$133	$149
End of period core customer deposits reconciliation
Total deposits	$33,713	$33,446	$32,123	$32,014	$30,332
Network transaction deposits	(1,793)	(1,566)	(1,649)	(1,601)	(1,273)
Brokered CDs	(3,931)	(4,447)	(3,351)	(3,818)	(1,186)
Core customer deposits	$27,989	$27,432	$27,123	$26,595	$27,873
Numbers may not sum due to rounding.
(a)Tangible common equity and tangible assets exclude goodwill and other intangible assets, net.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor, and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	1Q24	4Q23	3Q23	2Q23	1Q23
Efficiency ratio reconciliation(a)
Federal Reserve efficiency ratio	61.03%	132.01%	60.06%	58.49%	56.07%
Fully tax-equivalent adjustment	(0.71)%	(3.29)%	(0.89)%	(0.85)%	(0.79)%
Other intangible amortization	(0.69)%	(1.21)%	(0.69)%	(0.68)%	(0.66)%
Fully tax-equivalent efficiency ratio	59.63%	127.54%	58.50%	56.96%	54.64%
FDIC special assessment	(2.38)%	(9.50)%	—%	—%	—%
Announced initiatives	—%	(53.92)%	—%	—%	—%
Adjusted efficiency ratio	57.25%	64.12%	58.50%	56.96%	54.64%

One Time Item Noninterest Income Reconciliation			YTD
($ in thousands)		4Q23	Dec 2023
GAAP noninterest income		$(131,013)	$63,182
Loss on mortgage portfolio sale(b)		136,239	136,239
Net loss on sale of investments(b)		64,940	64,940
Noninterest income, excluding one time items		$70,166	$264,361

One Time Item Noninterest Expense Reconciliation			YTD
($ in thousands)	1Q24	4Q23	Dec 2023
GAAP noninterest expense	$197,657	$239,391	$813,682
FDIC special assessment	(7,696)	(30,597)	(30,597)
Noninterest expense, excluding one time items	$189,961	$208,795	$783,085
(a)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, FDIC special assessment costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net and announced initiatives. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for one time costs like the FDIC special assessment and announced initiatives.
(b)The mortgage portfolio sale and investments sold that are classified as one time items are the result of a balance sheet repositioning that the Corporation announced in fourth quarter of 2023.